                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           INNOVASIVE DEVICES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           INNOVASIVE DEVICES, INC.
                               734 Forest Street
                      Marlboro, Massachusetts 01752-3032

                                                                   May 11, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Innovasive Devices, Inc. (the "Company"), which will be held on June 9, 1999 at 10:00 A.M., at the offices of the Company, 734 Forest Street, Marlboro, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,

                                          RICHARD D. RANDALL
                                          President and Chief Executive
                                           Officer

                           INNOVASIVE DEVICES, INC.
                               734 Forest Street
                      Marlboro, Massachusetts 01752-3032

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 9, 1999

  The Annual Meeting of Stockholders of Innovasive Devices, Inc. (the "Company") will be held at the offices of the Company, 734 Forest Street, Marlboro, Massachusetts, on June 9, 1999 at 10:00 A.M., for the following purposes:

  1. To elect two directors, each to serve for a term of three years;

  2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

  3. To transact such other business as may properly come before the meeting and any or all adjournments thereof.

  Stockholders of record at the close of business on April 16, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          ROSLYN G. DAUM
                                          Clerk

Dated: May 11, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                           INNOVASIVE DEVICES, INC.
                               734 Forest Street
                      Marlboro, Massachusetts 01752-3032

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock of Innovasive Devices, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on June 9, 1999 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is May 13, 1999. The Company's Annual Report to Stockholders for the year ended December 31, 1998 is being mailed together with this Proxy Statement.

  Only holders of common stock of record on the stock transfer books of the Company at the close of business on April 16, 1999 (the "record date") will be entitled to vote at the meeting. There were 9,207,249 shares of common stock outstanding and entitled to vote on the record date.

  Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, if a quorum is present, is required for the election of directors.

  For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and therefore will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of March 31, 1999 by (a) each director and nominee for director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) each person known by the Company to own beneficially 5% or more of its Common Stock and (d) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                         Shares     Percentage
                                                      Beneficially      of
Executive Officers, Directors and Nominees               Owned     Common Stock
------------------------------------------            ------------ ------------
Richard D. Randall(1)................................    314,162        3.4%
James V. Barrile(2)..................................    181,111        2.0
Joseph A. Ciffolillo(3)..............................    123,941        1.3
Robert R. Momsen(4)..................................    530,675        5.8
Howard D. Palefsky(5)................................      8,125          *
Richard B. Caspari(6)................................    373,989        4.1
Alan Chervitz........................................    289,087        3.1
David J. Foster(7)...................................    846,436        9.2
Eric L. Bannon(8)....................................     21,667          *
Ricardo J. Simmons...................................      6,000          *
T. Wade Fallin.......................................    103,869        1.1%

5% Stockholders
---------------
Cohesion Technologies, Inc...........................    843,936        9.2%
 500 Faber Place,
 Palo Alto, CA 94303

Entities affiliated with InterWest Partners(9).......    524,727        5.7
 3000 Sand Hill Road, Building 3, Suite 255
 Menlo Park, CA 94025

New Enterprise Associates VI, Limited Partnership....    928,863       10.1
 2490 Sand Hill Road
 Menlo Park, CA 94025

Robert Fleming, Inc..................................    462,950        5.0
 320 Park Avenue -- 11th Floor
 New York, NY 10022

E. Marlowe Goble.....................................    888,839        9.7
 P. O. Box 6698
 Jackson, WY 83001

All current executive officers and directors as a      2,798,935       30.4%
 group (11 persons)(10)..............................

--------
 *  Less than 1.0% of the outstanding Common Stock.
 (1) Includes 277,778 shares which Mr. Randall may acquire within 60 days of March 31, 1999 by exercise of options.
 (2) Includes 8,333 shares which Mr. Barrile may acquire within 60 days of March 31, 1999 by exercise of options.
 (3) Includes 93,872 shares held by an investment company of which Mr. Ciffolillo is the president and 30,069 shares which Mr. Ciffolillo may acquire within 60 days of March 31, 1999 by exercise of options. Mr. Ciffolillo may be deemed to share voting and investment power with respect to the shares held by the investment company. He disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

 (4) Includes 521,363 shares held by InterWest Partners V, L.P. ("IWP") and 3,364 shares held by InterWest Investors V, L.P. ("IWI"). Mr. Momsen is a general partner of InterWest Management Partners V, L.P., the general partner of IWP, and a general partner of IWI and accordingly may be deemed to share voting and investment power with respect to these shares. Mr. Momsen disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 5,625 shares Mr. Momsen may acquire within 60 days of March 31, 1999 by exercise of options.
 (5) Includes 5,625 shares which Mr. Palefsky may acquire within 60 days of March 31, 1999 by exercise of options.
 (6) Includes 37,340 shares held by Dr. Caspari's wife, Judith Caspari, and 42,500 shares which Dr. Caspari may acquire within 60 days of March 31, 1999 by exercise of options.
 (7) Consists of 843,936 shares held by Cohesion Technologies, Inc. ("Cohesion") and 2,500 shares which Mr. Foster may acquire within 60 days of March 31, 1999 by exercise of options. Mr. Foster is Chief Executive Officer of Cohesion and accordingly may be deemed to share voting and investment power with respect to such shares. Mr. Foster disclaims beneficial ownership of the shares held by Cohesion.
 (8) Consists of shares which Mr. Bannon may acquire within 60 days of March 31, 1999 by exercise of options.
 (9) Consists of 521,363 shares held by IWP and 3,364 shares held by IWI.
(10) Includes 1,462,731 shares beneficially owned by entities affiliated with Messrs. Ciffolillo, McConnell, Momsen and Foster, for which they disclaim beneficial ownership except to the extent of their proportionate interest therein. Also includes 394,097 shares which the executive officers and directors may acquire within 60 days of March 31, 1999 by exercise of options.

                             ELECTION OF DIRECTORS

                              (Item 1 of Notice)

  There are currently seven members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at seven and has nominated Richard D. Randall and Howard D. Palefsky for re-election to the Board of Directors. Each of Messrs. Randall and Palefsky have consented to serve, if elected at the meeting, for a three-year term expiring at the time of the Annual Meeting in 2002 and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect the nominees unless such authority is withheld by marking the proxy to that effect. The nominees have agreed to serve, but in the event any becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The Board of Directors of the Company unanimously recommends that stockholders of the Company vote FOR the election of the foregoing nominees.

  The following information is furnished with respect to each nominee for election as a director.

                             Principal Occupation and Business Experience During Last Five
        Name and Age                                    Years;
  as of February 26, 1999                  Directorships of Public Companies
  -----------------------    -------------------------------------------------------------
 Richard D. Randall, 47.... Mr. Randall has been President, Chief Executive Officer and a director of the Company since February 1994. He was employed by Target Therapeutics, Inc. from June 1989 to January 1994, during which time he served as President, Chief Executive
                            Officer and Chairman. Mr. Randall currently serves as a
                            director of Conceptus, Inc. ("Conceptus"), a company focusing on products for the gynecology market. He was also acting
                            President and acting Chief Executive Officer of Conceptus from
                            December 1992 to July, 1993.

 Howard D. Palefsky, 52.... Mr. Palefsky has been a director of the Company since
                            September 1995. He was Chief Executive Officer of Collagen
                            Corporation from March 1978 through February 1996 and briefly served as Chairman of Collagen Corporation's Board. He was a director of Target Therapeutics, Inc., and is currently
                            Chairman of the Board of Conceptus, Inc., a company focusing on products for the gynecology market, and is an investor and director of other privately held health care companies.

  The following table contains similar information about the other directors of the Company, whose terms do not expire at the 1999 Annual Meeting and who consequently are not nominees for election in 1999:

                             Principal Occupation and Business Experience During Last Five
        Name and Age                                    Years;
  as of February 26, 1999                  Directorships of Public Companies
  -----------------------    -------------------------------------------------------------
 Joseph A. Ciffolillo, 60.. Mr. Ciffolillo has been a director of the Company since
                            February 1994. Now retired, from 1987 to March 1995, he was
                            Chief Operating Officer of Boston Scientific Corporation
                            ("Boston Scientific"), a manufacturer and marketer of
                            minimally invasive medical devices. Prior to joining Boston
                            Scientific, Mr. Ciffolillo served twenty one years with
                            Johnson and Johnson and as President of Johnson and Johnson
                            Orthopedic Company from 1978 to 1982. He is also a director of
                            CompDent Corporation, a dental health maintenance
                            organization.

                           Principal Occupation and Business Experience During Last Five
       Name and Age                                    Years;
 as of February 26, 1999                 Directorships of Public Companies
 -----------------------   -------------------------------------------------------------
 David J. Foster, 41.....  Mr. Foster has been a director of the Company since June 1997.
                           In December 1997 he was appointed Chief Executive Office of
                           Cohesion Technologies, Inc. (formerly Collagen Corporation).
                           In February 1997 he was named Senior Vice President of
                           Collagen Corporation where he also served as Chief Financial
                           Officer from 1992 until February 1997. He has been associated with Collagen Corporation since November 1984. Mr. Foster
                           serves as a director of CollOptics, Inc. and previously served as a director of Prograft Medical, Inc and Pharming Holding,
                           N.V. Mr. Foster serves as the designated director of Cohesion
                           Technologies, Inc. (formerly Collagen Corporation) which has the right, pursuant to a Stockholders' Voting Agreement, to designate one director of the Company for so long as Cohesion owns at least 5% of the outstanding common stock of the
                           Company.

 Robert R. Momsen, 52....  Mr. Momsen has been a director of the Company since February
                           1994. He joined InterWest Partners, a venture capital firm, in
                           1981 and has been a general partner since 1982. He is also a director of ArthroCare Corporation, a manufacturer of
                           arthroscopic surgical equipment, COR Therapeutics, Inc., a developer of cardiovascular pharmaceuticals, Integ, a
                           developer of blood glucose monitoring devices, Coulter
                           Pharmaceutical, a developer of cancer pharmaceuticals,
                           Urologix, a medical device company treating Benign Prostatic
                           Hyperplasia, ProGenitor, Inc., a biotechnology company in the field of genomics and several private companies.

 Richard B. Caspari,       Dr. Caspari has been a director of the Company since June
  M.D., 57...............  1997. He has been a partner of Tuckahoe Orthopaedic Associates since 1973, and the president and a member of the Board of
                           Directors of Orthopaedic Research of Virginia since 1981. He is a founding member of the Arthroscopy Association of North
                           America and served as its president in 1991. From 1984 to 1986
                           Dr. Caspari was president of Precision Surgical Instruments
                           Inc., a developer and manufacturer of arthroscopic devices. He served on the Board of Directors of Arthrotek, a subsidiary of
                           Biomet from 1991 to 1996, and on the Board of Directors of
                           Lifenet, Inc., an organ and tissue transplantation non-profit organization from 1984 to 1999. He currently serves on the
                           Board of Heloair, Inc., a helicopter charter company.

 Alan Chervitz, 37.......  Mr. Chervitz has been Executive Vice President, Chief
                           Operating Officer and a director of the Company since June
                           1997. He served as President and Chief Executive Officer of
                           Medicine Lodge, Inc. ("Medicine Lodge") from January 1996 to
                           June 1997 and as a director from January 1994 to June 1997. He also served as Executive VP/General Manager of Medicine Lodge from 1993 to January 1996. Prior to joining Medicine Lodge, he served as President and Chief Executive Officer of Ortho
                           Dynamics, Inc. from August 1989 through December 1993. Mr.
                           Chervitz also served as a director of Medisys Technologies,
                           Inc. from January 1992 through 1996.


                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee, which periodically meets with management and the Company's independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures and the adequacy of internal controls. The directors currently serving on the Audit Committee are Messrs. Foster and Palefsky. The Audit Committee met once during fiscal 1998.

  The Compensation Committee establishes salaries for officers and incentives and other forms of compensation for officers and other key employees; administers the various incentive compensation and benefit plans; and recommends policies relating to such plans. The directors currently serving on the Compensation Committee are Messrs. Ciffolillo and Momsen. The Compensation Committee met three times during fiscal 1998.

  During fiscal 1998, the Board of Directors of the Company held five meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

  The Company's directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1996 Non-Employee Director Stock Option Plan each non-employee director serving as such on the date of the Annual Meeting of the Board of Directors is entitled to receive on such date an option to purchase 2,500 shares of Common Stock (subject to vesting over four annual periods), exercisable at a price per share equal to fair market value on the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 10,000 shares of Common Stock. In 1998, Messrs. Ciffolillo, Palefsky and Caspari each received $15,000 as a consulting fee in consideration for their service on the Board.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1998 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1998, the Committee members were Messrs. Ciffolillo and Momsen.

 Compensation Philosophy

  The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encouraging executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non- discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

  In establishing total compensation packages for the Company's executive officers, the Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. The Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Base salaries are reviewed annually. It is the Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

 Bonus

  Executive bonuses are determined in accordance with achievement of the Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. Among these are growth in operating profit, sales and earnings. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

 Stock Options

  As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Committee also granted in 1998 a special option to sales employees, including certain executive marketing and sales officers of the Company, which were exercisable only after five years unless the individual sales targets of the recipients were achieved, in which case the exercisability of the options would accelerate to the standard four-year vesting schedule for sales employees (20% after the first and second year and 30% after the third and fourth year). The 1998 sales targets of the executive officers of the Company to whom these special options were granted were not achieved, so the options granted to such officers are not exercisable until 2008. Option exercise prices are set at 100% of the fair market value of the stock at the date of the grant and expire after ten years. The Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1998 was determined by the Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Stock Option Repricing

  During fiscal 1998, certain stock options granted to executive officers and others on February 4, 1997 and December 10, 1997 at an exercise price of $10.13 and $8.75 per share, respectively, were canceled and reissued on December 14, 1998 at a new exercise price of $3.25. The vesting terms of the reissued options were reset to begin vesting in four annual installments from December 14, 1998. The Committee considers equity ownership interests to be an important component of the compensation of executive officers as a way to reward performance and to provide appropriate incentives for long term growth and profitability.

  The following table is provided regarding repricing of options in fiscal 1998 for the Company's executive officers:

                           Ten Year Option Repricing

                                           Number of
                                           Securities                           Length of Original
                                           Underlying Market Price of    New       Option Term
                                            Options   Stock at Time of Exercise Remaining at Date
      Name               Date of Repricing  Repriced     Repricing      Price      of Repricing
      ----               ----------------- ---------- ---------------- -------- ------------------
Richard D. Randall......     12/14/98        25,000        $3.25        $3.25       8.1 years
                                             36,000         3.25         3.25       9.0 years
James V. Barrile........     12/14/98        25,000         3.25         3.25       8.1 years
                                             26,000         3.25         3.25       9.0 years
Eric L. Bannon..........     12/14/98        15,000         3.25         3.25       8.1 years
                                             16,000         3.25         3.25       9.0 years
Ricardo J. Simmons......     12/14/98        60,000         3.25         3.25       8.8 years
Alan Chervitz...........     12/14/98        35,000         3.25         3.25       8.5 years
                                             26,000         3.25         3.25       9.0 years
T. Wade Fallin..........     12/14/98        25,000         3.25         3.25       8.5 years
                                             16,000         3.25         3.25       9.0 years

 Compensation of Richard D. Randall, President and Chief Executive Officer

  During 1998, the compensation of Mr. Randall was determined by applying the same criteria discussed in this report used to determine salaries, bonuses and stock option grants for all executive officers. Mr. Randall's compensation for 1998 is set forth in the Summary Compensation Table appearing on page 10.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code which became effective January 1, 1994, generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

                                          Compensation Committee

                                          Joseph A. Ciffolillo
                                          Robert R. Momsen

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on June 7, 1996 (the day following the date the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (Nasdaq Stock Market) and an industry index (Standard & Poor's Health Care--Medical Products). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the initial public offering date and the fiscal year-end dates and do not reflect fluctuations between those dates.

Research Data Group                            Peer Group Total Return Worksheet


     Innovasive Devices Inc (IDEA)

                                                       Cumulative Total Return
                                                     ---------------------------
                                                     6/7/96  12/96  12/97  12/98

INNOVASIVE DEVICES, INC.                              100      62     73     27
NASDAQ STOCK MARKET (U.S.)                            100     113    139    196
S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)       100     113    141    203


  The Compensation Committee Report on Executive Compensation and the Comparison of Cumulative Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1998, 1997 and 1996 to the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                       Annual Compensation            Awards
                                 -------------------------------- --------------
                                                     Other Annual   Securities    All Other
        Name and          Fiscal            Bonus(s) Compensation   Underlying   Compensation
   Principal Position      Year  Salary ($)   ($)        ($)      Options (#)(2)    ($)(1)
   ------------------     ------ ---------- -------- ------------ -------------- ------------
Richard D. Randall .....   1998   198,725    40,000      --           61,000         313
President and Chief        1997   174,807    35,000      --           61,000         193
Executive Officer          1996   170,096    35,000      --           44,444         195

Eric L. Bannon..........   1998   125,000    20,000      --           31,000          92
Vice President, Quality    1997    98,708    25,000      --           31,000         138
Assurance and Regulatory
 Affairs                   1996    95,909       --       --            6,667          53

James V. Barrile........   1998   149,239    30,000      --           51,000         184
Executive Vice Presi-
 dent,                     1997   133,615    25,000      --           51,000         193
and Chief Financial Of-
 ficer                     1996   122,212    25,000      --           11,111         167

Alan Chervitz...........   1998   149,157    30,000      --           61,000         119
Executive Vice President   1997    56,237       --       --           61,000          97
and Chief Operating
Officer

Ricardo J. Simmons......   1998   124,941     5,000                   60,000          59
Vice President--Global     1997    23,077       --       --           60,000         --
Sales and Marketing
T. Wade Fallin..........   1998   124,349    17,500      --           41,000         119
Vice President and Gen-
 eral Manager              1997    53,383       --       --           41,000          63

--------
(1) The amounts indicated under "All Other Compensation" indicate annual contributions by the Company towards group term life insurance for the Named Executive Officers. These amounts are included as reportable income in each individual's Form W-2.
(2) The awards set forth in 1998 for each Named Executive Officer represent options canceled and reissued on the terms discussed in the Compensation Committee Report on Executive Compensation. Other than such repriced options, no new options were granted to the Named Executive Officers in 1998.

                      Options Grants In Last Fiscal Year

  On December 14, 1998, the Company elected to grant certain executive officers with outstanding stock options the opportunity to cancel their existing options and receive new options on a one for one basis with a four year vesting schedule commencing on the new date of grant. Information related to the grant of these options is contained in the Compensation Committee's report on Executive Compensation.

                                                                                     Potential
                                                                                 Realizable Value
                                                                                 at Assumed Annual
                                                                                   Rate of Stock
                                                                                       Price
                                                                                 Appreciation for
                                                                                    Option Term
                                                                                 -----------------
                                            Percent of Total Exercise
                          Number of Shares  Options Granted   Price
                         Underlying Options to Employees in    per    Expiration
      Name                    Granted         Fiscal Year     Share      Date       5%      10%
      ----               ------------------ ---------------- -------- ---------- -------- --------
Richard D. Randall......       61,000              7%         $3.25    12/14/08  $124,678 $315,959
James V. Barrile........       51,000              6%          3.25    12/14/08   104,239  264,163
Alan Chervitz...........       61,000              7%          3.25    12/14/08   124,678  315,959
Ricardo J. Simmons......       60,000              7%          3.25    12/14/08   122,634  310,780
Eric L. Bannon..........       31,000              4%          3.25    12/14/08    63,361  160,570
T. Wade Fallin..........       41,000              5%          3.25    12/14/08    83,800  212,366

                         Fiscal Year-End Option Values

  The following table sets forth information regarding the number of options exercised in fiscal 1998 and the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the
Named Executive Officers on December 31, 1998.
                                                              Number of Shares       Value of
                                                                 Underlying         Unexercised
                                                                 Unexercised          In-the-
                                                                 Options(#)      Money Options($)
                                                             ------------------- -----------------
                               Shares
                            Acquired on          Value
      Name                  Exercise (#)        Realized      Vested   Unvested   Vested  Unvested
      ----               ------------------ ---------------- -------- ---------- -------- --------
Richard D. Randall......          --              --         266,667     83,222  $411,890 $  7,625
James V. Barrile........          --              --           5,555     56,556       --     6,375
Eric L. Bannon..........          --              --          20,000     35,445    28,084    5,747
Ricardo J. Simmons......          --              --             --      60,000       --     7,500
Alan Chervitz...........          --              --             --      61,000       --     7,625
T. Wade Fallin..........          --              --             --      41,000       --     5,125

                        Change of Control Arrangements

  As of April 6, 1999, the Company and each of the Named Executive Officers entered into Income Continuation Agreements. If upon a change of control of the Company or during the twelve month period thereafter, the employment of one of these employees is terminated without cause or if such employee terminates his employment with the Company as a result of a diminution in job responsibility or as a result of a relocation, the affected employee is entitled to severance payments and an acceleration of his options. The severance payments will equal one year's salary plus incentive compensation if the employee's service with the Company is less than three years as of the termination date, and to two years' salary plus incentive compensation if the employee's service with the Company is three years or more as of the termination date. The employee will also be entitled to a continuation of health benefits and insurance coverage during the period that severance will be paid. The Income Continuation Agreements also provide that 50% of the options held by such employees as of the date of a change of control shall become exercisable immediately prior to the change of control, with the balance becoming exercisable no later than one year thereafter. However, if, upon a change of control of the Company or during the twelve month period thereafter, the employment of one of these employees is terminated without cause or if such employee terminates his employment with the Company as a result of a diminution in job responsibility or as a result of a relocation, all outstanding options held by an affected employee shall become exercisable and shall remain exercisable for 90 days following the date of termination. If it is determined that the amount payable to an employee on or as a result of a change of control would cause the payment to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the severance payments will be cut back to be $1.00 less than the amount which would subject the payment to such excise tax or treatment.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

                              (Item 2 of Notice)

  On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1999. This firm has audited the accounts and records of the Company since 1991. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1998, all such filing requirements were complied with.

                    STOCKHOLDER PROPOSALS FOR 2000 MEETING

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be presented on or before January 14, 2000 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after April 1, 2000, the persons named as proxies for the 2000 Annual Meeting will have discretionary authority to vote upon such proposal.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 0-28492) pursuant to the Exchange Act are incorporated by reference in this Proxy statement.

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (including all audited financial statements contained therein);

    2. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 (including all audited financial statements contained therein);

    3. The Company's Current Report on Form 8-K dated July 23, 1996; and

    4. The Company's Registration Statement on Form S-1 (Registration No. 333-3368) filed with the SEC on May 17, 1996.

  This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits or schedules to such documents unless such exhibits or documents are specifically incorporated herein by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, directed to Innovasive Devices, Inc., 734 Forest Street, Marlboro, Massachusetts 01752-3032, Attention: Chief Financial Officer (telephone number: (508) 460-8229).

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          Roslyn G. Daum
                                          Clerk

May 11, 1999

  The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           INNOVASIVE DEVICES, INC.

                     1999 ANNUAL MEETING OF STOCK HOLDERS

     The undersigned stockholder of INNOVASIVE DEVICES, INC., a Massachusetts corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and related Proxy Statement, and hereby appoints Richard D. Randall and James V. Barille, or any one of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of INNOVASIVE DEVICES, INC. to be held on Wednesday, June 9, 1999 at 10:00 a.m., local time, at Company Headquarters, 734 Forest Street, Marlboro, Massachusetts, and at any adjournment(s) thereof , and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


--------------------                                        --------------------
    SEE REVERSE           CONTINUE AND TO BE SIGNED ON           SEE REVERSE
       SIDE                      REVERSE SIDE                       SIDE
--------------------                                        --------------------

[1631 -INNOVASIVE DEVICES, INC.] [FILE NAME: INN64.ELX] [VERSION -2] [4/23/99]
                                  DETACH HERE
--------------------------------------------------------------------------------

[ X ] Please mark
      votes as in
      this example.



1. ELECTION OF DIRECTORS
   Nominees: Richard D. Randall and Howard D. Palefsky

               FOR            WITHHELD

              [   ]            [   ]


[   ]
     ----------------------------------------
      For all nominees except as noted above


                                          FOR   AGAINST  ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT    [   ]   [   ]    [   ]
   OF PRICEWATERHOUSECOOPERS LLP AS
   INDEPENDENT AUDITORS OF THE COMPANY
   FOR THE 1999 FISCAL YEAR

   Upon such other matters which may properly come before the meeting and any adjournment(s) thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]


This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:                                 Date:
          --------------------------------      ------------------

Signature:                                 Date:
          --------------------------------      ------------------